EXHIBIT 10.1

MASTER ALLIANCE AGREEMENT
BY AND BETWEEN
ACI WORLDWIDE, INC.
AND
INTERNATIONAL BUSINESS MACHINES CORPORATION
Dated as of December 16, 2007

i

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6 2008.

EXHIBITS

EXHIBIT A	—	ACI LOGO
EXHIBIT B	—	IBM LOGO
EXHIBIT C-1	—	FORM OF JOINT PRESS RELEASE
EXHIBIT C-2	—	EXCERPT OF ACI PRESS RELEASE
EXHIBIT D	—	CERTAIN TERMS OF SERVICES AGREEMENT
EXHIBIT E	—	FORM OF RECEIPT
EXHIBIT F	—	ENHANCEMENTS

ANNEXES

ANNEX A	—	ACI LOGO USAGE GUIDELINES
ANNEX B	—	IBM LOGO USAGE GUIDELINES

MASTER ALLIANCE AGREEMENT
THIS MASTER ALLIANCE AGREEMENT (this “Agreement”), dated as of December 16, 2007, is made and entered into by and between ACI WORLDWIDE, INC., a Delaware corporation (“ACI”), and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”). ACI and IBM are each referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
A. WHEREAS, the Parties wish to enter into certain commercial and other arrangements relating to the integration of ACI’s retail and wholesale electronic payment application software with IBM’s middleware and hardware platforms for the purposes of developing new and enhancing existing electronic payment technology and products and otherwise improving each Party’s ability to satisfy its customer needs, such efforts to be completed pursuant to the terms and subject to the conditions provided in this Agreement and in the other Alliance Agreements (such arrangements, as evidenced by the Alliance Agreements, collectively, the “Alliance”).
B. WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into (a) the Sales and Marketing Agreement regarding the sales, marketing and communications strategy and obligations of the Parties, (b) the Enablement Assistance Agreement regarding the Parties’ development projects and product compatibility requirements, (c) the Staff Augmentation Agreement regarding certain services to be provided by IBM to ACI in connection with the implementation of the Parties’ development projects, (d) the Subcontracting Agreements setting forth the relationship of the Parties in the event that, in connection with providing services to any customer of the Parties in respect of the Alliance, one Party serves as a subcontractor of the other Party and (e) the Warrant Agreements setting forth the terms and conditions of the Warrants granted by ACI to IBM on the date hereof (collectively, together with this Agreement, the “Alliance Agreements”).
C. WHEREAS, after the date hereof, the Parties will negotiate in good faith the terms of the Services Agreement regarding certain information technology and on-demand services to be provided by IBM to ACI.
D. WHEREAS, certain terms used in this Agreement shall have the meanings ascribed to them in the text of this Agreement or in Article I. The Exhibits and Annexes to this Agreement are all integral parts hereof.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ACI Logo” shall mean the logo of ACI identified in Exhibit A.
“ACI Logo Usage Guidelines” shall mean the guidelines attached as Annex A. ACI may modify such guidelines from time to time upon 60 days prior written notice to IBM.
“ACI Software” shall have the meaning set forth in the Enablement Assistance Agreement.
“ACI Website” shall mean ACI’s Website located at the following address: http://www.aciworldwide.com.
“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Alliance-Related Employee” shall mean any employee of ACI or IBM, as the case may be, who is made known to the other Party as a result of activities performed by such employee pursuant to the Alliance.
“Applicable Law” shall mean (a) any United States Federal, state, local or foreign law, statute, rule or regulation, or any order, writ, injunction, judgment, decree or permit of any Governmental Authority, or (b) any rule or listing requirement of any national stock exchange or Commission-recognized trading market on which securities issued by either of the Parties or any of their Subsidiaries are listed or quoted.
“Bankruptcy” shall mean, with respect to either Party, (a) the voluntary commencement of any proceeding or the voluntary filing of any petition by such Party seeking relief under any bankruptcy, insolvency, receivership or similar law; (b) the consent by such Party to the institution of, or the failure by such Party to contest in a timely and appropriate manner, any involuntary petition or any involuntary filing of the type described in clause (a) above; (c) such Party ceasing to do business as a going concern; (d) an assignment being made for the benefit of such Party’s creditors; (e) such Party being adjudicated a bankrupt or an insolvent; or (f) the appointment of a trustee, receiver, liquidator or statutory manager in respect of such Party or all or any substantial part of such Party’s assets or properties.
[*]

“Base Alliance Agreements” shall mean, collectively, this Agreement, the Sales and Marketing Agreement, the Enablement Assistance Agreement, the Staff Augmentation Agreement and the Subcontracting Agreements.
“Business Day” shall mean any day other than a Saturday or a Sunday on which banks are legally authorized to be open for the transaction of business in New York City.
“Business Partner” shall mean certain organizations that IBM has signed agreements with to promote, market and support certain IBM products and services.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such corporate stock.
“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of ACI or (b) a majority of the members of the Board of Directors of ACI not consisting of Continuing Directors.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Combined Solution” shall have the meaning set forth in the Sales and Marketing Agreement.
“Confidentiality Agreement” shall mean the Agreement for Exchange of Confidential Information by and between ACI and IBM dated October 10, 2007.
“Continuing Directors” shall mean, as of any date of determination, any member of the Board of Directors of ACI who (a) was a member of such Board of Directors on the date hereof or (b) was nominated for election by the Nominating and Corporate Governance Committee of the Board of Directors of ACI or elected to such Board of Directors with the approval of at least two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such election.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Deliverables” shall have the meaning set forth in the Enablement Assistance Agreement.
“Enablement Assistance Agreement” shall mean the IBM Enablement Assistance Agreement (No. 4907021871) by and between ACI and IBM dated the date hereof, together with all exhibits, annexes and attachments thereto, as the same may be amended, modified and supplemented from time to time.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008.
“Enablement Project Attachment” shall have the meaning set forth in the Enablement Assistance Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Existing Alliance Agreement” shall mean the ISV Advantage for Industries Agreement (No. 2006-NA-ST164) by and between ACI and IBM dated November 16, 2006.
“Existing Sales Incentive Agreement” shall mean the IBM Sales Incentive Agreement (No. 2007-NA-PS50) by and between ACI and IBM dated June 15, 2007.
“Governmental Authority” shall mean any international, supranational, national, provincial, regional, Federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Harmful Code” shall mean any computer programming code which is constructed with the intent to damage, interfere with or otherwise adversely affect other computer programs, data files or hardware, without the knowledge or consent of the computer user. “Harmful Code” includes, but is not limited to, self-replicating and self-propagating program instructions commonly referred to as “viruses” or “worms”.
[*]
“IBM Assistance” shall mean IBM technical resources, assistance and expertise, excluding software development resources, which IBM provides ACI pursuant to Section 5.2 of the Enablement Assistance Agreement.
“IBM Logo” shall mean the logo of IBM identified in Exhibit B.
“IBM Logo Usage Guidelines” shall mean the guidelines attached as Annex B. IBM may modify such guidelines from time to time upon 60 days prior written notice to ACI.
“IBM Resources” shall have the meaning set forth in the Enablement Assistance Agreement.
“IBM Software” shall have the meaning set forth in the Enablement Assistance Agreement.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
“IBM Website” shall mean IBM’s Website located at the following address: http://www.ibm.com.
“Incentives” shall have the meaning given to such term in the Sales and Marketing Agreement.
“Invention” shall mean any idea, concept, know-how, technique, invention, discovery or improvement, whether or not patentable, that either Party, solely (“Sole Inventions”) or jointly with the other Party (“Joint Inventions”), first conceives and reduces to practice during the term of the Alliance in the performance of an Alliance Agreement.
“Joint Inventions” shall have the meaning set forth in the definition of “Invention”.
“Large Accounts” shall have the meaning set forth in the Sales and Marketing Agreement.
“Logo” shall mean the IBM Logo or the ACI Logo, as the context requires.
“Marketing Materials” shall mean only brochures, specifications, flyers and other printed marketing documents. Marketing Materials shall not include products, product packaging, program screens or promotional items (such as clothing, bags, glassware and writing instruments).
“Materials” shall mean (a) source code, executable code, technical documentation and all derivative works and enhancements thereto, (b) domestic and foreign copyrights and copyrightable works and (c) copyright applications filed by a Party, which are created and delivered in performance of an Alliance Agreement. The term “Materials” does not include licensed programs and other items available under their own license terms or agreements.
“Mega Accounts” shall have the meaning set forth in the Sales and Marketing Agreement.
[*]
“Optimization” shall have the meaning set forth in the Enablement Assistance Agreement.
“Optimized Product” shall have the meaning set forth in the Enablement Assistance Agreement.

“Patent” shall mean (a) domestic and foreign patents issuing to Inventions, together with all reissuances, continuations, divisionals, revisions, extensions and reexaminations thereof, and (b) patent applications to Inventions filed by a Party.
“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association, Governmental Authority or other entity.
“Proceeding” shall mean any action, litigation, arbitration, suit, claim, proceeding or investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.
“Sales and Marketing Agreement” shall mean the Sales and Marketing Agreement (No. 2007-NA-SMT001) by and between ACI and IBM dated the date hereof, together with all exhibits, annexes and attachments thereto, as the same may be amended, modified and supplemented from time to time.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Services” shall mean the services to be provided by ACI pursuant to the Enablement Assistance Agreement, including accomplishment of the Deliverables, and as more fully set forth in the applicable Enablement Project Attachments to the Enablement Assistance Agreement.
“Services Agreement” shall mean the agreement relating to the outsourcing of certain information technology and on-demand services by ACI to IBM, together with all exhibits, annexes and attachments thereto, to be negotiated in good faith by the Parties on terms consistent with the terms set forth in Section 6.07, as the same may be amended, modified and supplemented from time to time.
“Sole Inventions” shall have the meaning set forth in the definition of “Invention”.
“Staff Augmentation Agreement” shall mean the Master Staff Augmentation Agreement by and between ACI and IBM dated the date hereof, together with all exhibits, annexes and attachments thereto, as the same may be amended, modified and supplemented from time to time.
“Subcontracting Agreements” shall mean, collectively, (a) the International Master Agreement for Subcontracting by and between ACI, as prime contractor, and IBM, as subcontractor, dated the date hereof, and (b) the International Master Agreement for Subcontracting by and between IBM, as prime contractor, and ACI, as subcontractor, dated the date hereof, in each case (i) together with all exhibits, annexes and attachments thereto and (ii) as the same may be amended, modified and supplemented from time to time.

“Subsidiary” of any Person shall mean a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority of such Person) are owned or Controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or Control exists, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such entity is, now or hereafter owned or Controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or Control exists.
“Transaction Document” shall have the meaning set forth in the Subcontracting Agreements.
“Warrant Agreements” shall mean, collectively, the Warrant Agreements by and between ACI and IBM, dated the date hereof, together with all attachments thereto, as the same may be amended, modified and supplemented from time to time.
“Warrant Shares” shall have the meaning ascribed to such term in the Warrant Agreements.
“Website” shall mean the IBM Website or the ACI Website, as the context requires.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings given in the Sections set forth opposite such terms:

Term	Section
ACI	Preamble
ACI Bylaws	2.02(c)
ACI Charter	2.02(c)
ACI Common Stock	2.02(a)
ACI Preferred Stock	2.02(a)
Agreement	Preamble
Alliance	Recitals
Alliance Agreements	Recitals
Alliance Executive	5.01
AMC	5.02
AMT	5.01
Confidential Information	9.01
Defaulting Party	8.02(b)

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008

Term	Section
Development Executive	5.02(a)(iii)
Disclosing Party	9.01
Finance Executive	5.02(a)(v)
IBM	Preamble
IBM By-laws	3.04(a)(i)
IBM Charter	3.04(a)(i)
IBM Personnel	10.01(b)
Indemnified Party	10.01
Indemnifying Party	10.01
Initial Payment	6.08(a)(i)
Initial Termination Notice	8.01
[*]	[*]
Migration Executive	5.02(a)(iv)
[*]	[*]
Party	Preamble
Prime Contractor	6.10(f)(i)
Receiving Party	9.01
[*]	[*]
Residual Ideas	6.10(i)
Residual Information	9.05
Sales Executive	5.02(a)(ii)
Senior Alliance Executive	5.03(a)
Subcontractor	6.10(f)(i)
Terminating Party	8.02(b)
Termination Notice	8.03
Warrants	6.01
SECTION 1.03. Terms Generally. Unless the context shall otherwise require, all defined terms shall apply equally to both the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “will” shall be construed to have the same meaning and effect as the word “shall”. All references herein to Articles, Sections, Exhibits and Annexes shall be deemed to be references to Articles and Sections of, and Exhibits and Annexes to, this Agreement unless the context shall otherwise require. The table of contents and the headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretations of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

SECTION 1.04. Meaning of Day. Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day.
ARTICLE II
Representations and Warranties of ACI
ACI hereby represents and warrants to IBM that:
SECTION 2.01. Organization and Standing. ACI (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to perform its obligations under the Alliance Agreements.
SECTION 2.02. Capital Stock, Warrants and Warrant Shares.
(a) The authorized Capital Stock of ACI consists of (i) 70,000,000 shares of common stock, par value $0.005, of ACI (“ACI Common Stock”) and (ii) 5,000,000 shares of preferred stock, par value $0.01, of ACI (“ACI Preferred Stock”). As of December 12, 2007, (1) 35,675,884 shares of ACI Common Stock were issued and outstanding and no shares of ACI Preferred Stock were issued and outstanding, (2) 5,145,632 shares of ACI Common Stock were held in the treasury of ACI and (3) 3,893,404 shares of ACI Common Stock were reserved for issuance upon (x) exercise of then-outstanding options to purchase ACI Common Stock and (y) payout of shares of ACI Common Stock pursuant to then-outstanding performance share awards based on targeted award amounts, including options and performance shares granted to officers, directors or employees of ACI pursuant to ACI’s incentive plans. Since December 12, 2007, other than upon exercise of options included in clause (3) of the immediately preceding sentence, (x) no shares of Capital Stock of ACI have been issued and (y) no options, warrants, securities convertible into, or commitments with respect to the issuance of shares of Capital Stock of ACI have been issued, granted or made.
(b) Except as set forth in Section 2.02(a), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan, obligating ACI or any Subsidiary of ACI to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of the Capital Stock of ACI or obligating ACI or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation rights or similar derivative securities or rights issued by ACI or any of its Subsidiaries or to which ACI or any of its Subsidiaries is a party.

(c) Each of the Warrants and the Warrant Shares have been duly authorized. When the Warrant Shares are issued and delivered in accordance with the terms of the respective Warrant Agreement, such Warrant Shares will have been validly issued and will be fully paid and nonassessassable and free from all taxes, liens, claims and encumbrances, and the issuance thereof will not have been subject to any purchase option, right of first refusal, subscription right or preemptive right or made in contravention of the Amended and Restated Certificate of Incorporation of ACI, as in effect on the date hereof (the “ACI Charter”) or the Amended and Restated Bylaws of ACI, as in effect on the date hereof (the “ACI Bylaws”) or any Applicable Law.
(d) ACI has reserved solely for issuance and delivery, upon the exercise of the Warrants, the number of shares of ACI Common Stock that would be issuable if the Warrants were exercised in full immediately after the execution and delivery of the Warrant Agreements.
(e) Neither ACI, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of the Warrants being issued pursuant to the Warrant Agreements under the Securities Act or cause the issuance of the Warrants to be integrated with any prior offering of securities of ACI for purposes of the Securities Act.
(f) IBM will, upon issuance of the Warrant Shares, have the rights set forth in the Warrant Agreements and under the General Corporation Law of the State of Delaware.
(g) Except for registration of securities on Form S-8 pursuant to employee compensation and incentive plans of ACI, there are no agreements or plans in effect on the date of this Agreement pursuant to which ACI has agreed to register any of its securities under the Securities Act.
SECTION 2.03. Authorization. The execution, delivery and performance by ACI of the Alliance Agreements have been duly authorized by all necessary corporate action.
SECTION 2.04. No Conflicts. The execution, delivery and performance by ACI of the Alliance Agreements do not, and the performance of its obligations thereunder and compliance with the terms thereof by ACI will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the ACI Charter or the ACI Bylaws, (ii) any contract to which ACI or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Applicable Law, except, with respect to clause (ii) only, for such of the foregoing that is, individually and in the aggregate, immaterial to ACI and its Subsidiaries, taken as a whole, and that does not, individually or in the aggregate, affect the ability of ACI to timely perform its obligations under the Alliance Agreements.

SECTION 2.05. Execution and Delivery; Enforceability. Each Alliance Agreement has been duly executed and delivered by ACI, and is a legal, valid and binding obligation of ACI, enforceable against ACI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.
SECTION 2.06. No Consents. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary (a) in connection with the execution and delivery by ACI of this Agreement and the other Alliance Agreements, the consummation of the transactions contemplated hereby and thereby, or the performance of or compliance with the terms and conditions hereof or thereof, or (b) to ensure the legality, validity and enforceability of any of the Alliance Agreements.
SECTION 2.07. No Litigation. As of the date hereof, there is no litigation or other proceeding pending or, to the knowledge of ACI, threatened against ACI or any of its Affiliates which, if adversely determined, could reasonably be expected to adversely affect the ability of ACI to perform its obligations hereunder or under any of the other Alliance Agreements.
SECTION 2.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of ACI included in the reports, schedules, forms, statements and other documents filed with the Commission by ACI since January 1, 2007 fairly present, in all material respects, the consolidated financial position of ACI and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to, in the case of unaudited interim financial statements, normal year end adjustments).
SECTION 2.09. ACI Software.
(a) Following Optimization pursuant to the Enablement Assistance Agreement, the ACI Software shall substantially comply with the specifications and requirements set forth in the Enablement Assistance Agreement.
(b) Following Optimization pursuant to the Enablement Assistance Agreement, the ACI Software that interacts in any capacity with monetary data that is required to be euro-ready at such time of use shall be euro-ready such that when used in accordance with its associated documentation it is capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign).
(c) The ACI Software and Deliverables furnished by ACI pursuant to the Enablement Assistance Agreement, prior to its use on any system or other medium in connection with the Enablement Assistance Agreement, shall be tested (in accordance with ACI’s applicable testing standards) for, and will not, to ACI’s knowledge, contain, Harmful Code.

SECTION 2.10. Performance of Services. ACI shall perform the Services using reasonable care and skill and in accordance with the Enablement Assistance Agreement.
SECTION 2.11. General. EXCEPT AS EXPRESSLY SET FORTH IN ANY ALLIANCE AGREEMENT, ACI EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN ANY ALLIANCE AGREEMENT, ANY ACI SOFTWARE, SERVICES OR DELIVERABLES AND OTHER ITEMS FURNISHED BY ACI PURSUANT TO THE ENABLEMENT ASSISTANCE AGREEMENT OR ANY OTHER ALLIANCE AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS.
ARTICLE III
Representations and Warranties of IBM
IBM hereby represents and warrants to ACI that:
SECTION 3.01. Organization and Standing. IBM (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and (b) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to perform its obligations under the Alliance Agreements.
SECTION 3.02. Warrants and Warrant Shares.
(a) The Warrants will be acquired for IBM’s own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws. IBM has no present intention of selling or otherwise disposing of the Warrants or the Warrant Shares in violation of such laws.
(b) IBM has sufficient knowledge and expertise in financial and business matters so as to be capable of evaluating the merits and risks of its investment in ACI. IBM understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment. IBM is capable of bearing the economic risks of such investment.
(c) IBM acknowledges that ACI has indicated that the Warrants and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements thereof, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.
SECTION 3.03. Authorization. The execution, delivery and performance by IBM of the Alliance Agreements have been duly authorized by all necessary corporate action.

SECTION 3.04. No Conflicts. The execution, delivery and performance by IBM of the Alliance Agreements do not, and the performance of its obligations thereunder and compliance with the terms thereof by IBM will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the Certificate of Incorporation of IBM, as in effect on the date hereof (the “IBM Charter”) or the By-laws of IBM, as in effect on the date hereof (the “IBM By-laws”), (ii) any contract to which IBM or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Applicable Law, except, with respect to clause (ii) only, for such of the foregoing that is, individually and in the aggregate, immaterial to IBM and its Subsidiaries, taken as a whole, and that does not, individually or in the aggregate, affect the ability of IBM to timely perform its obligations under the Alliance Agreements.
SECTION 3.05. Execution and Delivery; Enforceability. Each Alliance Agreement has been duly executed and delivered by IBM, and is a legal, valid and binding obligation of IBM, enforceable against IBM in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.
SECTION 3.06. No Consents. Except for any required filings with any Governmental Authority in connection with the exercise of the Warrants or the ownership of the Warrant Shares, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary (a) in connection with the execution and delivery by IBM of this Agreement and the other Alliance Agreements, the consummation of the transactions contemplated hereby and thereby, or the performance of or compliance with the terms and conditions hereof or thereof, or (b) to ensure the legality, validity and enforceability of any of the Alliance Agreements.
SECTION 3.07. No Litigation. As of the date hereof, there is no litigation or other proceeding pending or, to the knowledge of IBM, threatened against IBM or any of its Affiliates which, if adversely determined, could reasonably be expected to adversely affect the ability of IBM to perform its obligations hereunder or under any of the other Alliance Agreements.
SECTION 3.08. Provision of Assistance. IBM shall provide the IBM Assistance using reasonable care and skill in accordance with the Enablement Assistance Agreement.
SECTION 3.09. General.
(a) The IBM Software and Deliverables furnished by IBM pursuant to the Enablement Assistance Agreement, prior to its use on any system or other medium in connection with the Enablement Assistance Agreement, shall be tested (in accordance with IBM’s applicable testing standards) for, and will not, to IBM’s knowledge, contain, Harmful Code.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
(b) EXCEPT AS EXPRESSLY SET FORTH IN ANY OF THE ALLIANCE AGREEMENTS, IBM EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN ANY ALLIANCE AGREEMENT, ANY IBM RESOURCES, IBM ASSISTANCE, IBM SOFTWARE AND OTHER ITEMS FURNISHED BY IBM PURSUANT TO THE ENABLEMENT ASSISTANCE AGREEMENT, THE STAFF AUGMENTATION AGREEMENT OR ANY OTHER ALLIANCE AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS.
ARTICLE IV
Covenants
SECTION 4.01. [*]
SECTION 4.02. Notices. Each of ACI and IBM shall furnish to the other Party prompt written notice of the following:
(a) any notice or other communication from any Governmental Authority in connection with the Alliance; and
(b) any commencement of any litigation against ACI or IBM, as the case may be, in respect of the Alliance.
SECTION 4.03. Further Action. From time to time after the date hereof, ACI and IBM agree to execute and deliver, and to cause their respective Subsidiaries to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated hereby and by the other Alliance Agreements.
SECTION 4.04.
[*]
SECTION 4.05.
[*]

ARTICLE V
Management and Governance
SECTION 5.01. Alliance Management Teams. Promptly after the date hereof, each of the Parties shall establish an Alliance Management Team (each, an “AMT”) responsible for the successful implementation of the Alliance and the facilitation of successful communication between IBM and ACI. One of the dedicated representatives of the AMT of each Party will be designated as that Party’s Alliance Executive (the “Alliance Executive”) and will (i) be responsible for reaching agreement on targets for sales, marketing, development and services priorities, (ii) be responsible for managing the day-to-day activities of such Party’s AMT under this Agreement, (iii) have operational responsibility for the success of the Alliance and (iv) be responsible for managing the requirements of the Alliance across all of ACI’s or IBM’s business units, as applicable.
SECTION 5.02. Alliance Management Council.
(a) The Parties shall establish an Alliance Management Council (the “AMC”) that will be responsible for overseeing all operational aspects of the Alliance. The AMC shall consist of five persons nominated by IBM and five persons nominated by ACI as follows:
(i) the Alliance Executive of such Party;
(ii) an executive of such Party responsible for sales and marketing priorities relating to the Alliance (the “Sales Executive”);
(iii) an executive of such Party responsible for development priorities relating to the Alliance (the “Development Executive”);
(iv) an executive of such Party responsible for migration priorities relating to the Alliance (the “Migration Executive”); and
(v) an executive of such Party responsible for finance priorities relating to the Alliance (the “Finance Executive”).
(b) The AMC shall meet (i) from the date hereof through March 31, 2008, no less than on a weekly basis and on a consistent day and time as the Parties shall agree and (ii) thereafter, as frequently as the Parties shall agree, on dates and at times as the Parties shall agree. Meetings of the AMC shall be held at such location as the Parties shall agree or by telephone conference; provided that, in any case, the AMC shall meet at least once a month in person.
(c) In preparation for the meetings of the AMC contemplated by Section 5.02(b), (i) the Sales Executives of each Party, (ii) the Development Executives of each Party and (iii) the Migration Executives of each Party, shall each meet with each other (x) from the date hereof through March 31, 2008, no less than on a weekly basis and on a consistent day and time as the Parties shall agree and (y) thereafter, as frequently as the Parties shall agree at such location as the Parties shall agree or by telephone conference.

(d) The presence of at least three AMC members of IBM and at least three AMC members of ACI at a meeting of the AMC shall constitute a quorum.
(e) No action specified in this Section 5.02 may be validly taken by the AMC without the unanimous consent of the members of the AMC at a meeting of the AMC where a quorum has been established in accordance with clause (d) of this Section 5.02.
SECTION 5.03. Senior Alliance Executive.
(a) Each Party will designate a single executive (each, a “Senior Alliance Executive”) with responsibility for the overall success of the Alliance. The initial Senior Alliance Executive for each Party shall be as follows:
(i) For IBM: William Zeitler, Senior Vice President and Group Executive, IBM Systems & Technology Group; and
(ii) For ACI: Philip Heasley, Chief Executive Officer.
(b) To ensure the successful start-up, effective ongoing operations and overall achievement of the objectives of the Alliance, the Senior Alliance Executives of each Party will meet (i) from the date hereof through March 31, 2008, no less than on a monthly basis and (ii) thereafter, on a quarterly basis, in each case with each such meeting taking place on a day and at a time as the Parties shall agree. Each Party will be responsible for its own costs associated with such meetings.
ARTICLE VI
Other Agreements
SECTION 6.01. Grant of Warrants. Simultaneously herewith, ACI hereby grants to IBM warrants (the “Warrants”) to purchase (a) 1,427,035 shares of ACI Common Stock at a price of $27.50 per share and (b) 1,427,035 shares of ACI Common Stock at a price of $33.00 per share. The terms and conditions of the Warrants are set forth in the Warrant Agreements executed simultaneously with this Agreement.
SECTION 6.02. Publicity and Disclosure.
(a) IBM and ACI each agree to issue the joint press release announcing the Alliance in the form attached as Exhibit C-1 hereto on December 17, 2007, and agree that ACI shall include, in its press release on such date, the language set forth on Exhibit C-2 attached hereto.

(b) Except as expressly contemplated by Section 6.02(a), IBM and ACI each agree that (i) no public release or announcement concerning the Alliance shall be issued or made and (ii) none of the Alliance Agreements or any related documents (including, when signed, the Services Agreement) shall be publicly disclosed or filed, in each case by either Party or any of its Affiliates or any of its representatives, without the prior written consent of the other Party; provided that each of IBM and ACI may make internal announcements to their respective employees and ordinary course investors, customers, business partners and public relations communications, in each case that are consistent with the Parties’ prior public disclosures regarding the Alliance; and provided, further, that, subject to the following provisions of this Section 6.02(b), each of IBM and ACI may make such public disclosure as it determines in good faith is required by Applicable Law. In the event that a Party determines in good faith that disclosure or filing of an Alliance Agreement or any related document is required by Applicable Law, such Party shall, prior to any such disclosure or filing (and, other than in the case of any such disclosure or filing with the Commission, if and to the extent that such Party determines that it may do so pursuant to Applicable Law) (i) redact all information of a confidential or competitively sensitive nature, (ii) allow the other Party reasonable time to review such redacted Alliance Agreement or related document, and (iii) make such further redactions as are reasonably proposed by the reviewing Party. In the event that any Governmental Authority, including the Commission, challenges or otherwise disputes any such redactions to the provisions of any Alliance Agreement or any related document, the Parties shall cooperate and use reasonable best efforts to defend and obtain the agreement of such Governmental Authority to such redactions and, in any event, each Party shall (or, in the case of any Governmental Authority other than the Commission, shall use its reasonable best efforts to) provide the other Party with reasonable advance notice of any subsequent disclosure or filing of any such Alliance Agreement or related document containing any previously redacted information.
(c) The Parties shall cooperate with each other in good faith in (x) joint public relations announcements not contemplated by paragraph (b) above that are approved in writing in advance by both Parties and (y) other ongoing joint public relations in respect of the Alliance, as mutually agreed by the Parties.
SECTION 6.03. Facilities. Unless expressly required pursuant to any other Alliance Agreement, or as otherwise agreed by the Parties, the Parties will satisfy their obligations under the Alliance Agreements at their respective facilities.
SECTION 6.04. Logo Licensing.
(a) Each Party hereby grants the other Party a worldwide, non-exclusive, non-transferable, right and license to use the other Party’s Logo (the ACI Logo or the IBM Logo, as the case may be), such right and license to expire upon the effective date of the termination of the Base Alliance Agreements in accordance with Article VIII, solely on Marketing Materials and solely on the other Party’s Website in strict accordance with the terms of this Section 6.04. Each Party agrees to display and use the other Party’s Logo solely in the form, manner and style required by the IBM Logo Usage Guidelines and the ACI Logo Usage Guidelines listed in Annexes A and B, as applicable.

(b) All ownership rights in each Party’s Logo belong exclusively to that Party. Neither Party has any ownership rights in the other Party’s Logo and shall not acquire any ownership rights in the other Party’s Logo as a result of its performance (or breach) of this Section 6.04. All use and goodwill created from such use of the other Party’s Logo or variations thereon shall inure solely to the benefit of the owning Party. Upon termination of this Agreement all rights to use the other Party’s Logo shall terminate immediately except as otherwise provided herein.
(c) Each Party agrees:
(i) not to take any action which will interfere with any of the other Party’s rights in and to the other Party’s Logo;
(ii) not to challenge the other Party’s right, title or interest in and to its Logo or the benefits therefrom;
(iii) not to make any claim or take any action adverse to the other Party’s ownership of its Logo;
(iv) not to register or apply for registrations, anywhere, for the other Party’s Logo or any other mark which is similar to the other Party’s Logo or which incorporates the other Party’s Logo; and
(v) not to use any mark, anywhere, which is confusingly similar to the other Party’s Logo.
(d) Each Party agrees that it is of fundamental importance that each Party’s Website and Marketing Materials bearing the other Party’s Logo be of the highest quality and integrity and that each Party’s Logo be properly used and displayed. For that reason, each Party shall present its proposed use of the other Party’s Logo, and any significant variations in any previously approved use, on its Website or Marketing Materials to the other Party for approval no less than 20 days prior to its proposed use and shall not make use of the other Party’s Logo or any significant variation thereof until such approval is received in writing from the other Party. Failure to meet the quality standards set forth in this Section 6.04(d) shall be deemed to be a breach hereof for which this Agreement may be terminated by the Terminating Party in accordance with Section 8.02 (including the provisions thereof with respect to notice, cure and remedy).
(e) Each Party agrees to notify the other Party within ten Business Days if it becomes aware of:
(i) any uses of, or any application or registration for, a trademark, service mark or trade name that conflicts with or is confusingly similar to the other Party’s Logo;
(ii) any acts of infringement or unfair competition involving the other Party’s Logo; or
(iii) any allegations or claims whether or not made in a lawsuit, that the use of either Logo by either Party infringes the trademark or service mark or other rights of any other entity.

(f) Each Party may, but shall not be required to, take whatever action it, in its sole discretion, deems necessary or desirable to protect the validity and strength of its Logo at its sole expense. Each Party agrees to comply with all reasonable requests from the other Party for assistance in connection with any action with respect to the other Party’s Logo that the other Party may choose to take. Neither Party shall institute or settle any claims or litigation affecting any rights in and to the other Party’s Logo without the other Party’s prior written approval.
(g) Neither Party may, either directly or indirectly, sublicense, assign or in any way encumber the license granted pursuant to clause (a) of this Section 6.04. Any attempt to do so shall (i) be void and of no effect, (ii) be deemed to be a breach hereof for which this Agreement may be terminated by the Terminating Party in accordance with Section 8.02 (including the provisions thereof with respect to notice, cure and remedy) and (iii) result in the termination of the license granted pursuant to clause (a) of this Section 6.04 effective immediately upon receipt of a notice so stating.
SECTION 6.05. Pricing. Each Party will be responsible for establishing its respective end user customer pricing and terms of sale independently for its own products.
SECTION 6.06. Termination of Existing Agreements. Each of ACI and IBM hereby terminate (a) the Existing Alliance Agreement, (b) the Existing Sales Incentive Agreement and (c) the Confidentiality Agreement, and the Parties agree that each of the Existing Alliance Agreement, the Existing Sales Incentive Agreement and the Confidentiality Agreement cease to be of any further force or effect. In connection with the foregoing, IBM and ACI each hereby irrevocably waive the obligations of the other Party pursuant to (i) in the case of the Existing Alliance Agreement, Section 1.4 thereof, (ii) in the case of the Existing Sales Incentive Agreement, Section 11 thereof, and (iii) in the case of the Confidentiality Agreement, the fifth paragraph of Section 7 thereof, in each case with respect to the procedure for the termination by the Parties of such agreements.
SECTION 6.07. Services Agreement.
(a) Each Party agrees to negotiate in good faith, until the earlier of (x) the date on which a definitive agreement with respect thereto is entered into by the Parties and (y) March 31, 2008, a Services Agreement based on the terms set forth in Exhibit D hereto.

(b) The Parties agree that, in connection with the negotiation of the Services Agreement, IBM intends to conduct a detailed due diligence review of ACI’s operations. Such due diligence process shall include the review of technical details, procurement, financial projections and other relevant topics as the Parties may mutually agree. ACI agrees to provide representatives of IBM with access, during normal business hours and upon reasonable notice, to ACI’s internal information technology operations, contracts and financial statements, and shall make appropriate representatives of ACI available for the discussion of matters regarding such operations and the related outsourcing. IBM agrees to respond to ACI’s reasonable inquiries regarding IBM’s outsourcing operations and to provide to ACI relevant supporting information regarding the services to be provided under the Services Agreement.
(c) Notwithstanding the foregoing, neither Party shall have any obligation with respect to the proposed outsourcing unless and until the Parties have entered into a definitive agreement with respect to such services.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
SECTION 6.08. Payments.
(a) IBM agrees to pay, in the following installments and, in the case of clauses (ii) and (iii) below, upon the achievement of the following milestones, up to $[*] to ACI as follows:
(i) $33,333,334.00 following the execution by both Parties of the Alliance Agreements on the date hereof in consideration for the Warrants (the “Initial Payment”) to be paid as soon as practicable on December 17, 2007;
(ii)
[*]
(iii)
[*]
(b)
[*]
SECTION 6.09. Transition Obligations.
(a) In the event of any termination of the Base Alliance Agreements in accordance with Article VIII, the AMC and the Senior Alliance Executives will discuss the respective obligations of the Parties in connection with any customer engagements existing on the effective date of such termination, including (a) the commitments of the Parties to cooperate with each other in the performance of such obligations and (b) the respective services to be provided by the Parties in connection with such customer engagements of the nature, for a period of time and on terms and conditions that are agreed upon by the AMC and the Senior Alliance Executives; provided that, in any event, the respective commitments of each Party to perform such obligations shall not be for a period of less than six months, unless otherwise agreed upon by the AMC and the Senior Alliance Executives.
(b) For a period of one year following the date that the termination of the Base Alliance Agreements in accordance with Article VIII is effective, IBM shall continue to pay Incentives as contemplated by Section 1(a)(iii) of Attachment A to the Sales and Marketing Agreement.

SECTION 6.10. Intellectual Property. Additional or conflicting intellectual property terms, including commercial terms, set forth in any Enablement Project Attachment, Transaction Document or other similar document agreed upon by the Parties concerning a specific engagement, work or project shall take precedence over the intellectual property terms in this Section 6.10.
(a) ACI shall retain all rights in and to its pre-existing intellectual property. Except as expressly set forth in any Alliance Agreement, no right, title or license in or to the pre-existing ACI intellectual property is granted to IBM. IBM shall retain all rights in and to its pre-existing intellectual property. Except as expressly set forth in any Alliance Agreement, no right, title or license in or to pre-existing IBM intellectual property is granted to ACI.
(b) Except as provided in paragraphs (d) and (e) below, each Party shall own its Sole Inventions and hereby grants the other Party a worldwide, perpetual, irrevocable, nonexclusive, nontransferable, royalty-free, fully paid-up license under such Sole Inventions and Patents issuing under such Sole Inventions to (i) use, have used, make, have made, lease, sell, offer for sale, import, and otherwise transfer or license any product, (ii) provide any service and (iii) practice and have practiced any method or process and, in each case, to permit others to do any of the foregoing on behalf of the licensed party.
(c) Except as provided in paragraphs (d) and (e) below, each Joint Invention will be jointly owned and each Party will have the right to license such Joint Invention to third parties without consent from or accounting to the other Party. The parties shall cooperate and mutually agree upon all matters regarding registration, maintenance, enforcement and defense of the Joint Inventions, excluding Joint Inventions applicable to CELL Technology (as defined in the Enablement Assistance Agreement), with respect to which IBM shall make all such decisions and take all such actions.
(d) No license is granted to IBM with respect to ACI’s Sole Inventions that are uniquely applicable to, or the primary basis of which, is ACI Software.
(e) Sole Inventions or Joint Inventions that are applicable to CELL Technology will be solely owned by IBM and IBM hereby grants to ACI a worldwide, perpetual, irrevocable, nonexclusive, nontransferable, royalty-free, fully paid-up license under such Sole Inventions and Joint Inventions and Patents issuing thereunder to (i) use, have used, make, have made, lease, sell, offer for sale, import and otherwise transfer or license CELL Technology in conjunction with the Optimized Product, (ii) provide any service related to CELL Technology and the ACI Optimized Software and (iii) practice and have practiced any method or process related to CELL Technology in conjunction with ACI Optimized Software.

(f) When IBM develops and provides Materials to ACI under the Staff Augmentation Agreement, ACI shall own such Materials and hereby grants to IBM a nonexclusive, worldwide, royalty-free license to use, execute, display, perform and distribute (within its enterprise only) copies of such Materials solely for purposes of performing tasks under a Base Alliance Agreement; provided however, that where the Materials are indicated in a Transaction Document or Attachment to be “Other Deliverable Materials”, IBM will own the “Other Deliverable” Materials and hereby grants to ACI an irrevocable, nonexclusive, worldwide, royalty-free, paid-up license to use, execute, reproduce, display, perform, distribute (within its enterprise only) and prepare derivative works based thereon.
(i) When one Party (the “Subcontractor”) develops and provides Materials under a Subcontracting Agreement to the other Party (the “Prime Contractor”) or to the customer as specified in a Transaction Document, the Prime Contractor (or, if requested by the Prime Contractor, the Customer) shall own such Materials and hereby grants to the Subcontractor a nonexclusive, worldwide, royalty-free, paid-up license to use, execute, display, perform and distribute (within its enterprise only) copies of such Materials solely for purposes of performing tasks under a Base Alliance Agreement, provided however, that:
(A) where the Subcontractor is ACI and the Prime Contractor is IBM, ACI (or the customer, if requested by IBM, on behalf of the customer) shall own such Materials and hereby grants or authorizes the customer to grant, to ACI and IBM a nonexclusive, worldwide, perpetual, irrevocable, royalty-free, paid-up license to use, execute, display, modify, copy, perform, sublicense and distribute internally, or externally solely to the customer specified in the Transaction Document, copies of such Materials, and
(B) where the Materials are indicated in a Transaction Document or Attachment to be “Other Deliverable Materials”, the Subcontractor will own the “Other Deliverable” Materials and hereby grants the Prime Contractor an irrevocable, nonexclusive, worldwide, royalty-free, paid-up license to use, execute, reproduce, display, perform, distribute (within its enterprise only) and prepare derivative works based thereon.
(ii) Materials that are created by either Party pursuant to Attachment D to the Sales and Marketing Agreement (and not pursuant to the Staff Augmentation Agreement or the Subcontracting Agreements) will be owned by the Party that creates such Materials and each Party hereby grants the other Party a nonexclusive, worldwide, royalty-free license to use, execute, display, perform and distribute (within its enterprise only) copies of such Materials solely for purposes of performing tasks under Attachment D to the Sales and Marketing Agreement for customer engagements.
(g) To the extent required in connection with performance of the Parties’ obligations under the Alliance Agreements, the Parties grant the following demonstration licenses, testing licenses and other licenses between the Parties:
(i) In connection with the Sales and Marketing Agreement, for the term of the Base Alliance Agreements, each Party hereby grants the other a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, right and license to use, execute, reproduce, perform, display, link, translate into any language or form and copy (A) the Combined Solution in object code form only, or any portion thereof, and (B) Marketing Materials (as defined in the Sales and Marketing Agreement), solely for the purpose of and to the extent necessary for marketing, demonstrating, and promoting the Combined Solution internally and externally in connection with performing the sales and marketing activities under the Sales and Marketing Agreement; and

(ii) in connection with the Enablement Assistance Agreement and Attachment D to the Sales and Marketing Agreement, ACI hereby grants to IBM an irrevocable, worldwide, fully paid up, royalty-free, non-exclusive, non-transferable license to use, execute, copy, reproduce, configure, interface to display, perform, link (as a step to building executable code), compile, translate into any language or form, combine with other software or hardware, transfer (internally only) and transmit (internally only) the Optimized Products in source code (but only to the extent that ACI has provided such source code to its customers) and object code form solely for the purpose of and to the extent necessary (A) for IBM to internally install the Optimized Product on IBM systems for the purpose of benchmarking, tuning and testing, to perform trouble-shooting and problem determination, and developing and deploying system integration capabilities, tools, scripts, programs, and middleware configurations for the Optimized Product, (B) to test and distribute within a customer’s enterprise, subject to the customer’s license from ACI, (C) to provide support of customers concerning their Combined Solution and (D) otherwise as reasonably required for IBM to perform activities described in the Sales and Marketing Agreement.
(h) Except as provided above, neither Party grants any other licenses pursuant to, but shall negotiate in good faith concerning further licenses that may be required to perform the activities under, the Alliance Agreements.
(i) Either Party may disclose, publish, disseminate and use the ideas, concepts, know-how and techniques, related to the other Party’s business activities, which are contained in the intellectual property of the other Party and retained in the unaided memories of the employees who have access to such intellectual property pursuant to this Section 6.10 (“Residual Ideas”); provided that nothing contained in this Section 6.10 gives the Party with such Residual Ideas the right to disclose, publish or disseminate, except as set forth elsewhere in this Section 6.10, the source of such Residual Ideas.
(j) ACI acknowledges that IBM is in the business of providing consulting services and developing computer software for a wide variety of clients and ACI understands that IBM will continue these activities. IBM acknowledges that ACI is in the business of developing electronic payment software applications and IBM understands that ACI will continue these activities. Accordingly, nothing in this Section 6.10 will preclude or limit IBM from providing consulting services or developing software or materials for itself or other entities, or ACI from developing electronic payment software applications, irrespective of the possible similarity to materials which might be delivered to or received from the other Party, including screen formats, structure, sequence and organization. Notwithstanding the foregoing, nothing in this paragraph shall be deemed to diminish either Party’s obligations with respect to Confidential Information set forth in Article IX hereof or expand the scope of any license rights set forth in this Section 6.10.

ARTICLE VII
Delivery
SECTION 7.01. Delivery. On the date hereof:
(a) IBM shall deliver to ACI:
(i) counterparts of each Alliance Agreement executed by duly authorized representatives of IBM; and
(ii) the Initial Payment, in immediately available funds, wired to a bank account that has been designated by ACI not later than three Business Days prior to the date hereof, such Initial Payment to be subject to Section 6.08(b).
(b) ACI shall deliver to IBM:
(i) counterparts of each Alliance Agreement executed by duly authorized representatives of ACI; and
(ii) ACI shall deliver to IBM an executed receipt in the form of Exhibit E hereto evidencing receipt by ACI of the Initial Payment.
ARTICLE VIII
Term and Termination
SECTION 8.01. Term. The Base Alliance Agreements shall commence and become effective on the date hereof and, subject to Section 8.02, shall terminate on the fifth anniversary of the date hereof in the event that either Party provides a Termination Notice (an “Initial Termination Notice”) to the other Party on or prior to the fourth anniversary of the date hereof of its termination of the Base Alliance Agreements. Any such Initial Termination Notice shall terminate the Base Alliance Agreements effective as of the fifth anniversary of the date hereof. If neither Party timely provides the other Party with an Initial Termination Notice, the Base Alliance Agreements shall continue to be effective until the date that is at least two years from the date that either Party provides a Termination Notice to the other Party, subject to Section 8.02; provided that, in any event, if not earlier terminated pursuant to this Article VIII, the Base Alliance Agreements shall terminate, with or without notice by either Party, on the tenth anniversary of the date hereof.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
SECTION 8.02. Termination. Notwithstanding anything in Section 8.01 to the contrary, but subject to Section 8.04,
(a) IBM shall be entitled to terminate all of the Base Alliance Agreements at any time upon delivery to ACI of a Termination Notice in the event that a Change in Control occurs, which termination shall be effective upon such delivery; provided that IBM may only deliver a Termination Notice pursuant to this Section 8.02(a) (i) within 60 days after the occurrence of a Change in Control and (ii) after each of the AMC and the Senior Alliance Executives have engaged in discussions with respect to the impact of such Change in Control on the Alliance (unless ACI’s AMC members or Senior Alliance Executive are unwilling or consistently unavailable to engage in such discussions); and
(b) either Party (the “Terminating Party”) shall be entitled to terminate all of the Base Alliance Agreements at any time upon delivery to the other Party (the “Defaulting Party”) of a Termination Notice, which termination shall be effective upon such delivery, in the event that:
(i) the Defaulting Party is in material breach of any provision of this Agreement or any other Alliance Agreement and the nature of such breach is such that it is not capable of being remedied or, if such breach is capable of being remedied, the Defaulting Party fails to remedy such breach to the reasonable satisfaction of the Terminating Party within an amount of time designated by the Terminating Party in a written notice from the Terminating Party specifying the breach and requesting remedy of such breach within a reasonably designated amount of time (but in no event fewer than 60 days, unless mutually agreed otherwise) that, in the good faith opinion of the Terminating Party, is reasonable on the basis and in the context of the nature of such breach;
(ii) the Defaulting Party consistently breaches this Agreement or any other Alliance Agreement to an extent which in the aggregate amounts to a material breach that is unable to be remedied; or
(iii) Bankruptcy occurs in respect of the Defaulting Party;
provided that a Terminating Party may only provide a notice of breach or a Termination Notice pursuant to clause (i) or (ii) of this Section 8.02(b) after each of the AMC and the Senior Alliance Executives have engaged in discussions with respect to any such material breach (unless the Defaulting Party’s AMC members or Senior Alliance Executive are unwilling or consistently unavailable to engage in such discussions).
SECTION 8.03. Termination Notice. Any notice of termination (a “Termination Notice”) shall specify the following in reasonable detail:
(a) the terminating Party’s basis for such termination;
(b) the effective date of termination; and
(c)
(d) [*]

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
SECTION 8.04. Effect of Termination. At the time that termination of the Base Alliance Agreements in accordance with Section 8.01 or Section 8.02 is effective, (x) except as expressly provided below or in any Base Alliance Agreement, all of the obligations of the Parties under the Base Alliance Agreements shall terminate and cease to be of further force or effect and (y) [*]. Any such termination shall not release either Party from any liability that has already accrued as of the effective date of such termination and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination. In addition, the following provisions shall survive the termination of the Base Alliance Agreements and remain in full force and effect in accordance with their terms:
(i) Article II (Representations and Warranties of ACI);
(ii) Article III (Representations and Warranties of IBM);
(iii) Section 6.02 (relating to publicity and disclosure);
(iv) [*]
(v) Section 6.09 (relating to transition obligations);
(vi) Section 6.10 (relating to intellectual property)
(vii) this Article VIII;
(viii) Article IX (Confidentiality);
(ix) Article X (Indemnification and Limitation on Liability);
(x) Article XI (Dispute Resolution);
(xi) Article XII (Miscellaneous); and
(xii) each provision of each other Base Alliance Agreement that, by the express terms of such Base Alliance Agreement, survives the termination of the Base Alliance Agreements.

ARTICLE IX
Confidentiality
SECTION 9.01. Confidential Information. IBM and ACI agree that (a) information disclosed by the disclosing Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), both prior to and after the date hereof, in connection with the Alliance includes technical, marketing, financial, commercial and other proprietary information and is disclosed for the sole purpose of successfully effecting the Alliance and (b) the mutual objective of the Parties pursuant to this Article IX is to provide appropriate protection of such Confidential Information while maintaining the ability of the Parties to conduct their respective business activities. Any such technical, marketing, financial, commercial and other proprietary information disclosed by a Disclosing Party shall be deemed to be confidential information if it is disclosed (i) in writing and marked “confidential” at the time of such disclosure by the Disclosing Party, or (ii) by oral and/or visual presentation and either designated in advance as “confidential” by the Disclosing Party or readily apparent as confidential disclosure (any such information, “Confidential Information”).
SECTION 9.02. Confidentiality Obligations.
(a) The Receiving Party agrees to use the same care and discretion to avoid disclosure, publication or dissemination of the Disclosing Party’s Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate; provided that the inherent disclosure of ideas, concepts, know-how or techniques contained in the Disclosing Party’s Confidential Information by the Receiving Party in the use, distribution or marketing of any product or service in connection with activities performed under the Enablement Assistance Agreement shall not be deemed to be in violation of the Receiving Party’s obligations under this Section 9.02(a). Notwithstanding anything to the contrary in any Alliance Agreement, the Receiving Party may use the Disclosing Party’s Confidential Information solely in connection with activities contemplated by the Alliance. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the following parties:
(i) its employees and employees of its Subsidiaries who have a need to know;
(ii) any other party with the Disclosing Party’s prior written consent; and
(iii) where IBM is the Receiving Party, IBM may disclose ACI’s Confidential Information to IBM’s Business Partners and, where ACI is the Receiving Party, ACI may disclose IBM’s Confidential Information to ACI’s authorized distributors, in each case solely with respect to activities performed under the Alliance Agreements;

provided that, prior to any such disclosure pursuant to clause (iii) above, the Receiving Party must have a written agreement in a customary form with such party sufficient to require that party to treat such Confidential Information in accordance with this Article IX.
(b) The Receiving Party may disclose the Disclosing Party’s Confidential Information as required by Applicable Law; provided that (i) if reasonably practicable, the Receiving Party gives the Disclosing Party reasonable notice and opportunity to seek an appropriate protective order or waive compliance with this Article IX and (ii) such Receiving Party shall comply with the provisions under Section 6.02(b), if applicable. If the Disclosing Party waives compliance with this Article IX in accordance with clause (i) of this Section 9.02(b), or after a reasonable amount of time has elapsed from the Receiving Party’s notice, a protective order has not been entered (and, if applicable, the Parties have complied with Section 6.02(b)), the Receiving Party may disclose that portion of such Confidential Information which its in-house or outside counsel advises that it is compelled to disclose.
(c) Non-public information of ACI may also be considered material to ACI for purposes of Federal and state securities laws and Commission rules and regulations. IBM acknowledges that it is aware of the United States securities laws regarding the possession of material non-public information concerning a company whose shares are publicly traded on an exchange.
(d) (i) ACI acknowledges that IBM is in the business of providing consulting services and developing computer software for a wide variety of clients and ACI understands that IBM will continue these activities and (ii) IBM acknowledges that ACI is in the business of developing electronic payment software applications and IBM understands that ACI will continue these activities. Accordingly, nothing in this Article IX shall preclude or limit IBM from providing consulting services and/or developing software or materials for itself or other entities, or ACI from developing electronic payment software applications, irrespective of the possible similarity to materials which might be delivered to or received from the other Party, including screen formats, structure, sequence and organization.
(e) The Receiving Party shall, upon written request by the Disclosing Party, at any time, instruct its personnel that have been granted access to Confidential Information to promptly destroy any Confidential Information in their possession; provided that the Receiving Party shall be permitted to retain a copy of such Confidential Information solely for archival purposes. Notwithstanding the destruction of Confidential Information, or the failure to so destroy Confidential Information, the Parties shall continue to be bound, for any remaining term hereunder, by the rights and obligations of confidentiality hereunder.
(f) Notwithstanding anything to the contrary in this Article IX, in the event of any breach or threatened breach of any of the provisions of this Article IX, the aggrieved Party, in addition to any other remedies it may have at law or in equity, is entitled to seek injunctive relief.

SECTION 9.03. Confidentiality Period. Confidential Information disclosed pursuant to this Article IX will be subject to the terms of this Article IX for three years from the initial date of disclosure of such Confidential Information. In addition, at the request of a Party on a case-by-case basis, prior to the disclosure of any particular Confidential Information, the Parties shall discuss whether a longer confidentiality period is appropriate with respect to such Confidential Information.
SECTION 9.04. Exceptions to Confidentiality Obligations. Notwithstanding any provision of this Article IX, the Receiving Party may disclose, publish, disseminate and use Confidential Information that is:
(a) already in its possession without obligation of confidentiality;
(b) developed independently;
(c) obtained from a source other than the Disclosing Party without obligation of confidentiality;
(d) publicly available when received, or thereafter becomes publicly available through no fault of the Receiving Party; or
(e) disclosed by the Disclosing Party to another party without obligation of confidentiality.
SECTION 9.05. Residual Information. The Receiving Party may disclose, publish, disseminate and use the ideas, concepts, know-how and techniques, related to the Receiving Party’s business activities, which are contained in the Confidential Information disclosed by the Disclosing Party and retained in the unaided memories of the Receiving Party’s employees who have access to such Confidential Information pursuant to this Article IX (such Confidential Information, “Residual Information”); provided that nothing contained in this Section 9.05 gives the Receiving Party the right to disclose, publish or disseminate, except as set forth elsewhere in this Article IX:
(a) the source of Residual Information;
(b) any financial, statistical or personnel data of the Disclosing Party; or
(c) the business plans of the Disclosing Party.
SECTION 9.06. Disclaimers.
(a) All Confidential Information disclosed by the Disclosing Party is provided solely on an “as is” basis.
(b) The Disclosing Party shall not be liable for any damages arising out of the use of Confidential Information disclosed pursuant to this Article IX.

(c) Neither this Article IX, nor any disclosure of Confidential Information, grants the Receiving Party any right or license under any trademark, copyright or patent now or hereafter owned or controlled by the Disclosing Party.
(d) Disclosure of Confidential Information containing business plans is for planning purposes only. The Disclosing Party may change or cancel its plans at any time. Use of such Confidential Information is at the Receiving Party’s own risk.
(e) Nothing in this Article IX requires either Party to disclose or to receive Confidential Information.
(f) The receipt of Confidential Information pursuant to this Article IX will not preclude, or in any way limit, the Receiving Party from:
(i) providing to others products or services which may be competitive with products or services of the Disclosing Party;
(ii) providing products or services to others who compete with the Disclosing Party; or
(iii) assigning its employees in any way it may choose.
ARTICLE X
Indemnification and Limitation on Liability
SECTION 10.01. Indemnification. If a third party claims that any product, service, material or deliverable provided by a Party (the “Indemnifying Party”) to any customer or to the other Party (the “Indemnified Party”), infringes such third party’s patent, trademark or copyright, the Indemnifying Party will defend the Indemnified Party against that claim at the Indemnifying Party’s expense, and shall pay all costs, damages and attorney’s fees that a court finally awards or that are included in a settlement approved by the Indemnifying Party; provided that the Indemnified Party:
(a) promptly notifies the Indemnifying Party in writing of the claim; and
(b) allows the Indemnifying Party to control, and reasonably cooperates with the Indemnified Party in, the defense and any related settlement negotiations.
Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation set forth above except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is actually prejudiced as a result of such failure to give notice.

SECTION 10.02. Remedies. If a claim of the nature set forth in Section 10.01 is made or appears likely to be made, the Indemnified Party agrees to permit the Indemnifying Party to enable the Indemnified Party to continue to use the product, service, material or deliverable provided by the Indemnifying Party, or to modify them, or replace them with such products, services, materials or deliverables, as the case may be, that are at least functionally equivalent. If the Indemnifying Party determines that none of these alternatives is reasonably available, the Indemnified Party agrees to return the product, service, material or deliverable that is the subject to such claim, to the Indemnifying Party on the Indemnifying Party’s written request. The Indemnifying Party will then give the Indemnified Party a credit equal to the amount that the Indemnified Party paid to the Indemnifying Party for the creation of such product, service, material or deliverable.
SECTION 10.03. Claims for which the Parties are not Responsible. Notwithstanding Section 10.01:
(a) IBM shall not have any obligation to ACI regarding any claim based on any of the following:
(i) anything provided by ACI or a third party on ACI’s behalf that is incorporated into such product, service, material or deliverable or IBM’s compliance with any designs, specifications or instructions provided by ACI or a third party on ACI’s behalf;
(ii) the modification of such product, service, material or deliverable by ACI or a third party on ACI’s behalf;
(iii) the combination, operation or use of such product, service, material or deliverable with any product, data, apparatus, method or process that IBM did not provide as a system, if the infringement would not have occurred were it not for such combination, operation or use; and
(iv) the distribution, operation or use of such product, service, material or deliverable outside of ACI and its Affiliates.
(b) ACI shall not have any obligation to IBM regarding any claim based on any of the following:
(i) anything provided by IBM or a third party on IBM’s behalf that is incorporated into such product, service, material or deliverable or ACI’s compliance with any designs, specifications or instructions provided by IBM or a third party on IBM’s behalf;
(ii) the modification of such product, service, material or deliverable by IBM or a third party on IBM’s behalf;
(iii) the combination, operation or use of such product, service, material or deliverable with any product, data, apparatus, method or process that ACI did not provide as a system, if the infringement would not have occurred were it not for such combination, operation or use; and
(iv) the distribution, operation or use of such product, service, material or deliverable outside of IBM and its Affiliates.

ACI WORLDWIDE, INC. RECEIVED CONFIDENTIAL
TREATMENT FOR THE PORTIONS OF THIS AGREEMENT
DENOTED BY BOXES AND ASTERISKS PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE SECURITIES
EXCHANGE ACT OF 1934 PURSUANT TO AN ORDER
FROM THE SECURITIES AND EXCHANGE COMMISSION
ISSUED ON MAY 6, 2008
SECTION 10.04. Limitation on Liability.
(a) Neither Party shall be liable to the other Party for any consequential damages (including lost profits, business, revenue, goodwill or anticipated savings and loss of or damage to data and records), special damages, incidental damages, indirect damages or punitive damages under this Agreement or under any other Alliance Agreement, even if advised that any of these types of damages may occur; provided that the limitations set forth this Section 10.04(a) shall not apply to (i) any such damages that may be awarded pursuant to a third party’s claim contemplated by Section 10.01 or (ii) any breach of a Party’s obligations set forth in Article IX or Section 10 of the Enablement Assistance Agreement; and provided, further, that the limitations set forth in this Section 10.04(a) with respect to consequential damages and indirect damages shall not apply to any claim for willful infringement of intellectual property rights.
(b) Each Party’s entire liability for all claims in the aggregate arising from or related to any Alliance Agreement will in no event exceed:
(i) payments referred to in Section 10.01;
(ii) payments [*] expressly required to be made to the other Party pursuant to the Alliance Agreements;
(iii) damages for bodily injury (including death), and damage to real property and tangible personal property for which a Party is legally liable;
(iv) damages for infringement by one Party of the other Party’s intellectual property rights; and
(v) the amount of any other actual direct damages in an aggregate amount not to exceed $[*]; provided that no such limitation shall be applied to actual direct damages awarded to a Party as a result of the other Party’s breach of its obligations set forth in Article IX of this Agreement or Section 10 of the Enablement Assistance Agreement.
(c) The limits set forth in this Section 10.04 also apply to each Party’s subcontractors. It is the maximum for which such Party and its subcontractors are collectively responsible.
(d) The provisions of this Section 10.04 apply to all liabilities, claims and causes of action, regardless of the basis on which a Party is entitled to claim damages from the other Party (including fundamental breach, failure of essential purpose, negligence or other contract or tort claim), other than for willful misconduct or willful misrepresentation.

SECTION 10.05. General. This Article X states each Party’s entire obligation and each Party’s exclusive remedy regarding any claim of infringement.
ARTICLE XI
Dispute Resolution.
SECTION 11.01. Intention of the Parties. The Parties intend that all disputes between the Parties arising out of this Agreement or any other Alliance Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party.
SECTION 11.02. Procedures
(a) Prior to filing suit, instituting a Proceeding or seeking other judicial or governmental resolution in connection with any dispute between the Parties or any of their Subsidiaries arising out of any of the Alliance Agreements or any aspect of the Alliance, the Parties will attempt to resolve such dispute through good faith negotiations. If a dispute arises in respect of a matter relating to a specific Alliance Agreement, the Parties shall first exercise the dispute resolutions procedures, if any, set forth in such Alliance Agreement. If the Parties do not resolve the dispute after exhausting the dispute resolutions procedures, if any, set forth in such Alliance Agreement, or if no dispute resolution procedures are provided in the applicable Alliance Agreement, the Parties shall utilize the dispute resolution procedures set forth in this Section 11.02, as follows:
(i) Either Party shall send a written notice to the other Party requesting negotiations to continue resolving, or initially attempt to resolve, as the case may be (depending upon whether dispute resolution procedures are provided in the applicable Alliance Agreement), the dispute in accordance with the procedures set forth in this Section 11.02. Promptly following receipt of such notice by the other Party, each Party shall cause its Alliance Executive together with, if necessary, an individual designated by it as having general responsibility for the affected Alliance Agreement to meet in person with the corresponding individuals designated by the other Party to discuss the dispute; and
(ii) If the dispute is not resolved within 60 days (or such shorter time as the Parties agree is necessary to attempt to resolve the dispute in order to satisfy the Parties’ client service obligations that may be the subject of such dispute) after the first meeting between such individuals described in clause (i) of this Section 11.02(a), then, upon the written request of either Party, each Party shall cause its Senior Alliance Executive and its Alliance Executive (together with, if necessary, an individual designated by it as having general responsibility for the affected Alliance Agreement) to meet in person with the Senior Alliance Executive, Alliance Executive and the individual or individuals so designated by the other Party to discuss the dispute.

Except and only to the limited extent provided in Section 11.02(b), neither Party shall file suit, institute a Proceeding or seek other judicial or governmental resolution of the dispute until at least 60 days after the first meeting between the corporate officers described in clause (ii) of this Section 11.02(a).
(b) Notwithstanding the provisions of Section 11.02(a), either Party may institute a Proceeding seeking a preliminary injunction, temporary restraining order or other equitable relief (excluding rescission, economic damages or other forms of non-injunctive relief), if necessary in the good faith opinion of that Party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the dispute procedure described in Section 11.02(a). In addition, either Party may file an action prior to the commencement of or at any time during or after the dispute resolution procedures in Section 11.02(a), if in the good faith opinion of that Party it is necessary to prevent the expiration of a statute of limitations or filing period or the loss of any other substantive or procedural right.
(c) ACI irrevocably submits, and agrees to cause its Affiliates to irrevocably submit, and IBM irrevocably submits, and agrees to cause its Affiliates to irrevocably submit, to the exclusive jurisdiction of the state and Federal courts located in the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of the Alliance Agreements or any aspect of the Alliance (and each Party agrees that no such action, suit or proceeding relating to the Alliance Agreements or any aspect of the Alliance shall be brought by it or any of its Affiliates except in such courts). ACI irrevocably and unconditionally waives (and agrees not to plead or claim), and IBM irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of the Alliance Agreements or any aspect of the Alliance in such courts or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(d) ACI and IBM further agree that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 12.14 shall be effective service of process for any action, suit or proceeding in the state and Federal courts located in the State of New York, New York County, with respect to any matters to which it has submitted to jurisdiction as set forth above in Section 11.02(c).
(e) EACH PARTY HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS RESPECTIVE AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE ALLIANCE AGREEMENTS OR ANY ASPECT OF THE ALLIANCE. Each Party (i) certifies that no representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties thereto have been induced to enter into the Alliance Agreements by, among other things, the mutual waivers and certifications in this Section 11.02.

ARTICLE XII
Miscellaneous
SECTION 12.01. Severability. If any provisions of this Agreement or any of the other Alliance Agreements shall be held to be illegal, invalid or unenforceable, the Parties agree that such provisions will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement or any of the other Alliance Agreements shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement or any of the Alliance Agreements to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.
SECTION 12.02. Amendments. This Agreement and each other Base Alliance Agreement may be amended or modified only by a written instrument signed by each Party.
SECTION 12.03. Waiver. Any waiver by a Party of an instance of the other Party’s noncompliance with any obligation or responsibility herein contained or contained in another Alliance Agreement shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of the other Party’s noncompliance hereunder.
SECTION 12.04. No Assignment. This Agreement and the other Alliance Agreements shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Nothing in this Agreement or the other Alliance Agreements shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns (provided that in no event shall this provision affect either Party’s obligations pursuant to Article X). Neither Party may assign this Agreement or any other Alliance Agreement or its rights hereunder or thereunder to any Person without the written consent of the other Party; provided that it shall not be considered an assignment by IBM in the event that IBM divests a portion of its business in a manner that similarly affects all of its customers. Any attempted assignment of this Agreement or the other Alliance Agreements in violation of this Section 12.04 shall be void and of no effect; provided that (a) either Party may assign any of its obligations under the Base Alliance Agreements to any of its wholly owned Subsidiaries and (b) either Party may delegate or subcontract its duties under any Base Alliance Agreement to any other Person. Notwithstanding the foregoing, IBM shall be permitted to transfer the Warrants and the Warrant Shares in accordance with Section 6 of each of the Warrant Agreements, and such transferees shall be entitled to the benefits under such Warrant Agreements.

SECTION 12.05. Expenses. Except as otherwise expressly provided herein or in any other Alliance Agreement, each Party shall bear all out-of-pocket costs and expenses incurred by it in connection with the Alliance, including:
(a) all attorneys’, accountants’, investment advisors’ and consultants’ fees and expenses; and
(b) all taxes (including withholding or payment of all applicable Federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts), fees, assessments and other charges assessed by any Governmental Authority in connection therewith.
SECTION 12.06. Construction. This Agreement and the other Alliance Agreements have been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the Parties.
SECTION 12.07. Language. The Parties have negotiated this Agreement in the English language, which shall be the governing language of this Agreement.
SECTION 12.08. Relationship of the Parties. Except for provisions herein expressly authorizing one Party to act for another, this Agreement and the other Alliance Agreements shall not constitute any Party as a legal representative or agent of any other Party, nor shall a Party have the right or authority to assume, create or incur any liability of any kind, expressed or implied, against or in the name or on behalf of the other Party or any of its Affiliates. The Parties shall perform their obligations under the Alliance Agreements as independent contractors and nothing contained in this Agreement or any other Alliance Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship among the Parties or any of their Affiliates for any purpose, including tax purposes. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees. Neither of the Parties nor any of their respective Affiliates will take a position contrary to the foregoing.
SECTION 12.09. Entire Agreement. The provisions of this Agreement and the other Alliance Agreements set forth the entire agreement and understanding between the Parties as to the subject matter hereof and thereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter hereof and thereof.
SECTION 12.10. Force Majeure. Neither Party will be considered in default or liable for any delay or failure to perform any provision of this Agreement or any of the other Alliance Agreements if such delay or failure arises directly or indirectly out of an act of God, acts of the public enemy, freight embargoes, quarantine restrictions, unusually severe weather conditions, insurrection, riot or other such causes beyond the reasonable control of the Party responsible for the delay or failure to perform; provided that the Party that has failed to perform for such reason notifies the other Party within 15 days of the occurrence; and provided, further, that the Party affected by such delay is using commercially reasonable efforts to mitigate or eliminate the cause of such delay or its effects and, if events in the nature of the force majeure event were foreseeable, use commercially reasonable efforts prior to its occurrence to anticipate and avoid its occurrence or effect. In the event of such force majeure event, the date of performance hereunder or under any of the other Alliance Agreements shall be extended for a period not to exceed the time lost by reason of the failure or delay.

SECTION 12.11. Counterparts. This Agreement and the other Alliance Agreements may be executed in two or more counterparts, each of which shall be binding as of the date first written above (or, in the case of the Services Agreement, on the date of such agreement or agreements), and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the Alliance Agreements to produce or account for more than one such counterpart.
SECTION 12.12. Governing Law. This Agreement and the other Alliance Agreements will be construed and interpreted in accordance with and governed by the laws of the State of New York (without regard to the choice of law provisions thereof).
SECTION 12.13. Order of Precedence. In the event of an inconsistency or conflict between a provision of this Agreement and a provision of any other Alliance Agreement, this Agreement shall prevail unless such other Alliance Agreement expressly provides that its provision supersedes the provision of this Agreement.
SECTION 12.14. Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement and the other Alliance Agreements shall be in writing and in English, shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile (to those for whom a facsimile number is set forth below), on the date of receipt of the transmission confirmed by receipt of a transmittal confirmation, or (c) if delivered by international courier service, on the fourth Business Day following the date of deposit with such courier service.
All such notices, requests, demands and other communications relating to any of the Alliance Agreements shall be addressed as follows:
(a) If to ACI:
ACI Worldwide, Inc.
120 Broadway, Suite 3350
New York, New York 10271
Attention: Philip Heasley, Chief Executive Officer
Telephone: (646) 348-6700
Facsimile: (212) 479-4000

with a copy (which copy shall not constitute notice) to the
following in-house counsel of ACI:
ACI Worldwide, Inc.
224 South 108th Avenue, Suite 7
Omaha, Nebraska 68154
Attention: Dennis P. Byrnes, Senior Vice President and
General Counsel
Telephone: (402) 390-8993
Facsimile: (402) 390-8077
(b) If to IBM:
IBM Corporation
New Orchard Road
Armonk, NY 10504
Attention: James Wallis, IBM Alliance Executive
Telephone: (914) 766-1035
with a copy (which copy shall not constitute notice) to the
following in-house counsel of IBM:
IBM Corporation
New Orchard Road
Armonk, NY 10504
Attention: Mark Goldstein, Associate General Counsel
Telephone: (914) 499-6005
In addition, all notices, requests, demands and other communications relating specifically to this Agreement shall be addressed as follows:
(c) If to ACI:
ACI Worldwide, Inc.
120 Broadway, Suite 3350
New York, New York 10271
Attention: Philip Heasley, Chief Executive Officer
Telephone: (646) 348-6700
Facsimile: (212) 479-4000

with a copy (which copy shall not constitute notice) to:
ACI Worldwide, Inc.
224 South 108th Avenue, Suite 7
Omaha, Nebraska 68154
Attention: Dennis P. Byrnes, Senior Vice President and
General Counsel
Telephone: (402) 390-8993
Facsimile: (402) 390-8077
and
Jones Day
222 East 41st Street
New York, New York 10017-6702
Attention: Robert A. Profusek
Telephone: (212) 326-3800
Facsimile: (212) 755-7306
(d) If to IBM:
IBM Corporation
New Orchard Road
Armonk, NY 10504
Attention: Cosmo L. Nista, Vice President, Mergers and
Acquisitions
Telephone: (914) 499-5700
with a copy (which copy shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Craig F. Arcella
Telephone: 212-474-1000
Facsimile: 212-474-3700
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, ACI and IBM have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

ACI WORLDWIDE, INC,

By	/s/ Philip G. Heasley

	Name:	Philip G. Heasley

	Title:	Chief Executive Officer

INTERNATIONAL BUSINESS
MACHINES CORPORATION,

By	/s/ Cosmo L. Nista

	Name:	Cosmo L. Nista

	Title:	Vice President Corporate Development, M&A

EXHIBIT A
ACI LOGO

1

EXHIBIT B
IBM Logo

1

EXHIBIT C-1
Form of Joint Press Release
IBM and ACI Forge Global Strategic Alliance
Deliver Integrated Electronic Payment Solutions for the Financial Services Industry
NEW YORK, N.Y. — 17 Dec 2007: IBM (NYSE: IBM) and ACI Worldwide (NASDAQ: ACIW) today announced a significantly expanded strategic alliance to create an end-to-end solution for electronic payments powered by IBM’s open technology. As part of the alliance, ACI will optimize a new generation of payment solutions on the IBM System z platform including IBM DB2, WebSphere, and Tivoli software and Crypto-chip technology. The optimization supports the convergence of retail and wholesale payments through the use of service oriented architecture (SOA) including IBM’s Payments Framework.
ACI will further enhance its leading Money Transfer System and BASE24-eps payment solutions to take full advantage of IBM hardware, software and services. IBM will provide ACI with technical staff and laboratory support for benchmarking and performance tuning its payments software. The companies will create a worldwide team of sales and technical specialists dedicated to selling ACI solutions on System z, including IBM “migration factory” services that provide clients with trained staff and IT tools to simplify migrations from legacy payments systems. In addition, ACI plans to use IBM data centers globally to host its integrated software, allowing clients to access ACI payments solutions on demand for those who prefer a hosted versus in-house managed system.
The alliance is aimed primarily at the financial services industry. IBM is a leading technology and services provider in financial while ACI counts more than 110 of the world’s top 500 banks as its customers. Banks in particular are struggling to manage aging payments systems running on disparate platforms that are siloed and expensive to maintain. For example, a typical large bank can have multiple wholesale and retail payments systems that are not integrated and serve only specific lines of business. ACI payments software running on System z provides an SOA foundation that opens up disparate payments information to be shared across the enterprise in support of multiple software applications and lines of business. In addition to benefiting from the SOA approach, ACI clients that bring their payment transaction traffic to the System z platform can also take advantage of industry leading security, reliability and availability, and help reduce power consumption and maintenance costs through server consolidation.

1

“Financial services companies are looking for new ways to modernize outdated payments systems due to increasing transaction volumes and regulatory and IT cost pressures,” said June Yee Felix, general manager of banking solutions and strategy, IBM. “Payments systems running on IBM System z and ACI payments software address these issues and provide our joint clients with world-class transaction processing performance and the flexibility of SOA through next generation mainframe technology.”
The IBM/ACI alliance is also designed to yield solutions for retailers who require highly available, scalable solutions for payment authentication, switching and loss prevention. El Corte Ingles, the largest retailer in Spain with over 30,000 point of sale terminals serving more than 9 million cards, is implementing ACI’s BASE24-eps software on System z to process in-store payments initiated with their private label card as well as all major brands of international bank cards. El Corte Ingles selected ACI’s software on System z as a robust, secure, highly scalable and reliable platform necessary for a retailer to provide the best possible service to its growing client base in Spain and Europe. The close cooperation between ACI and IBM has allowed El Corte Ingles an extremely smooth implementation process.
Phase one of the alliance will yield an optimized version of ACI’s BASE24-eps software on System z to acquire, route and authorize payments online; a wholesale payments solution to help clients meet the needs of pending Single Euro Payments Area (SEPA) regulations; and a solution for real-time fraud detection across the enterprise. Subsequent phases will see solutions optimized on System z for dispute management, smart card management, online banking and trade finance, and will see the companies offer a broad payment hub solution that exploits the IBM Payments Framework and its SOA foundation for payments processing.
Today’s announcement represents a significant commitment to providing clients with open standards-based solutions that will allow them to leverage their existing IT assets, lower costs and increase flexibility. Building on its existing successful relationship, the strategic alliance tightens the integration between IBM and ACI across all areas including software, hardware, services, marketing, and joint product development.

2

“Our alliance with IBM signals a strategic repositioning of ACI to focus on solutions that offer an end-to-end framework for integrated payments,” said Philip Heasley, CEO of ACI. “IBM’s capital, both economic and intellectual, will help us accelerate the availability of our integrated payments framework and make it available on what is already the platform of choice for a majority of the world’s banks. Together we will offer a unique payments solution differentiated by its low cost of ownership, improved risk management, and comprehensive architecture for improving payments productivity.”
About ACI Worldwide
Every second of every day, ACI Worldwide solutions are at work processing electronic payments, managing risk, automating back office systems and providing application infrastructure services. ACI is a leading international provider of solutions for banking, retail and cross-industry systems. The company serves more than 800 customers in 84 countries including many of the world’s largest financial institutions, retailers and payment processors. Visit ACI Worldwide at www.aciworldwide.com.
IBM SOA Foundation
The SOA Foundation is an integrated, open set of software, best practices, and patterns that provide what customers need to get started with SOA. For more information, visit http://www-304.ibm.com/jct09002c/isv/soa/found_intro.html.
For more information on IBM Banking Solutions, visit www.ibm.com/banking, and for IBM PartnerWorld, visit www.ibm.com/partnerworld.
Contacts:
Judy Hartlieb
ACI Corporate Marketing
402-390-7790
judy.hartlieb@aciworldwide.com

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Jim Maxwell
ACI Public Relations
402-390-8906
jim.maxwell@aciworldwide.com
Sean Tetpon
IBM Media Relations
914-474-5508
stetpon@us.ibm.com
Kaveri Camire
IBM Media Relations
914-625-6395
kcamire@us.ibm.com

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EXHIBIT C-2
Excerpt of ACI Press Release
ACI Worldwide, Inc. Reports Financial
Results for Quarter Ended September 30, 2007 and
Establishment of Strategic Alliance with IBM
KEY TRANSACTION HIGHLIGHTS:
•	ACI to partner with IBM on global scale to deliver next generation payment solutions
•	Transformational transaction which significantly expands addressable market universe of potential customers for ACI
•	Long-term alliance to optimize ACI software on IBM’s System z mainframe platform
•	IBM issued warrants, half exercisable at $27.50/share and the balance at $33.00/share
On December 16, 2007, we signed a definitive agreement with IBM that formalized a new strategic alliance. Pursuant to the agreement, we will deploy a new generation of ACI software integrated and optimized on IBM’s System z platform, thereby enhancing security and resiliency of the operations of global financial clients. IBM will assist ACI with software enablement and marketing and provide sales incentives on IBM products and services. ACI plans to use IBM data centers globally to host its integrated software in an on-demand environment. Joint sales and technical teams will sell ACI’s solutions on System z and support migrations to IBM platforms. IBM will receive warrants to purchase up to 8% of ACI’s outstanding shares, half exercisable at $27.50/share and the balance at $33.00/share.
“We are delighted to launch this transformational alliance with IBM. The partnership provides ACI with an opportunity to extend our reach among the world’s top 2,000 banks, where System z is the leading platform, and helps IBM expand their footprint in the payments arena. It also helps us exploit the global opportunity for ACI’s on-demand initiative by working with IBM to utilize their proven data centers to host our software. We are especially pleased to share and build upon best-of-breed practices with a proven industry leader,” said ACI Chief Executive Officer Philip G. Heasley.

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“Redacted- ACIW operating quarter comment-.” Heasley continued, “We believe that the IBM alliance will allow us to accelerate growth in what we see as a very solid foundation in the rapidly expanding payments framework segment of the marketplace.”

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ACI WORLDWIDE, INC. HAS REQUESTED THAT
THE PORTIONS OF THIS EXHIBIT D TO
THE MASTER ALLIANCE AGREEMENT DENOTED
BY BOXES AND ASTERISKS BE ACCORDED
CONFIDENTIAL TREATMENT PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE
SECURITIES EXCHANGE ACT OF 1943.
EXHIBIT D
Certain Terms of Services Agreements

IT Outsourcing	[ * ]

IBM’s IT services will be included in a definitive agreement specifically covering this work. Given the complex and important issues surrounding IT service levels and services delivery, completing this work and contracting for these services will require additional time to complete a thorough assessment and service delivery plan following execution of definitive alliance agreements.

Prior to submitting a firm price, IBM and ACI will go through a due diligence process covering ACI’s internal IT operations. This will include technical details, procurement, financial projections and other relevant topics. ACI will provide adequate support — including access to key staff, contracts, and financials — to facilitate IBM’s assessment. To facilitate the due diligence process, IBM has identified the critical information required and tasks to be completed within a [ * ]. In addition to the technical action plan, IBM and ACI will jointly develop a [ * ] base case.

Subject to completion of standard due diligence process, ACI will retain:

[ * ]

On Demand Centers	IBM will provide the infrastructure (HW, SW, and facilities) and labor for [ * ] on a standard [ * ] as well as on [ * ] as mutually determined by the parties. Coverage includes [ * ]. The placement, sizing, and timing of [ * ] rollout will be jointly determined. [ * ].

Key assumptions include:

[ * ]

Subject to due diligence, services to be retained by ACI are:

[ * ]

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ACI WORLDWIDE, INC. HAS REQUESTED THAT
THE PORTIONS OF THIS EXHIBIT D TO
THE MASTER ALLIANCE AGREEMENT DENOTED
BY BOXES AND ASTERISKS BE ACCORDED
CONFIDENTIAL TREATMENT PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE
SECURITIES EXCHANGE ACT OF 1943.

Prior to submitting a final price, IBM and ACI will jointly validate the assumptions, infrastructure, timeline, technical requirements, sales opportunities, procurement relationships, financial projections, level of ACI support and other relevant topics. Key assumptions for this review include:

• IBM’s infrastructure estimates are based on [ * ]

• Retail & wholesale customers can reside [ * ]

IBM and ACI to determine if [ * ] services can be incorporated into the IT Outsourcing contract.

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EXHIBIT E
Form of Receipt
PROJECT LEXINGTON
Receipt
Reference is made to (i) the Master Alliance Agreement (the “Master Alliance Agreement”), dated as of December 16, 2007, by and between ACI Worldwide, Inc., a Delaware corporation (“ACI”), and International Business Machines Corporation, a New York corporation (“IBM”) and (ii) the other Alliance Agreements. Capitalized terms used but not defined herein shall have the meanings set forth in the Master Alliance Agreement.
ACI hereby acknowledges receipt of the Initial Payment from IBM in full satisfaction of the obligations of IBM to fund such Initial Payment to ACI pursuant to Section 7.01(a)(ii) of the Master Alliance Agreement, such Initial Payment to be subject to Section 6.08(b) of the Master Alliance Agreement.
Dated: December 17, 2007

ACI WORLDWIDE, INC,

by

Name:

Title:

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ACI WORLDWIDE, INC. HAS REQUESTED THAT
THE PORTIONS OF THIS EXHIBIT F TO
THE MASTER ALLIANCE AGREEMENT DENOTED
BY BOXES AND ASTERISKS BE ACCORDED
CONFIDENTIAL TREATMENT PURSUANT TO
RULE 24b-2 PROMULGATED UNDER THE
SECURITIES EXCHANGE ACT OF 1943.
EXHIBIT F
Enhancements
The following list of enhancements are planned for [ * ] to be available in [ * ]:
[ * ]
With respect to [ * ] to be available in [ * ], the [ * ].

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ANNEX A
ACI Logo Usage Guidelines
Logo usage
ACI Worldwide logo icon
The ACI Worldwide logo icon is the cornerstone of our corporate image. The ACI mark represents all ACI Worldwide entities (with no variation for legal company names) and will be marketed as our single face to the customer.
Color requirements
The ACI logo icon can appear four ways: all black, black with a red spike, all white, and white with red spike.
Examples of correct use:
ACI Logo with the every second, every day tagline
When using the ACI logo on marketing materials, the tagline “Every Second. Every Day.” should always appear in conjunction with the logo unless there are space considerations.
The ACI logo with every second, every day tagline can appear four ways: all black, black with a red spike, all white, and white with red spike and red text.
Examples of correct use:
The ACI logo should never be stretched or altered. Please refrain from using other colors for the logo without corporate marketing’s approval and never add “Worldwide” to the logo.

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Examples of incorrect use (not to be used):
Downloadable files
ACI logos are located on i4: https://i4.tsacorp.com/Marketing/Corporate%20Marketing.asp select: ACI graphic standards (logos, photos, icons, colors). Logos are available in a variety of formats:
MicroSoft PowerPoint
.jpeg formatted logos imported into PowerPoint. Users can copy and paste logos into their PowerPoint presentations or MS Word documents.
.eps (encapsulated postscript):
.eps is a standard, vector, high resolution format used by most graphic design packages. Most offset and digital printing companies and vendors prefer .eps files. Vector .eps files can be expanded to any size without loss of quality.
.tiff (tagged image file format):
.tiff is a high resolution, raster format which is good for cross-platform use and printing. Some offset and digital printing companies or vendors may request .tiff files. File sizes tend to be very large.
.jpeg (joint photographic experts group):
.jpeg files are good for use on the Web, in presentations and if high enough resolution, laser printing. .jpeg files import well into MS Office applications.
.gif (graphic interchange format):
.gif files are best for use on the Web and supported by most Web browsers. File sizes tend to be quite small.

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Positioning and staging of logos
Careful consideration should be applied when deciding on the size and use of the corporate logo. The impact of the logo can be diminished if it is not presented properly. The placement of the logo must work to enhance the communication of the corporate image.
Find a calm area for the logo. Don’t force it to compete with a busy background. Isolate the logo visually. Isolating the logo gives it the impact needed for clear communication.
There should always be a minimum area of clear space surrounding the ACI logo with no other graphics, text or photography encroaching on the area of isolation. As a general rule, the space surrounding the logo should be at least equal to the height of the logo icon.
Co-branded marketing
Co-branded marketing (also known as dueling logos) will be approved only when legal or marketing equity requirements exist. Exceptions may exist with some acquired companies where existing equity can be leveraged.
Product logos
Products will not be promoted by logos, but by their trademarked or registered trademarked name and appear in one of our corporate typestyles.

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ANNEX B
IBM Logo Usage Guidelines
IBM Logo Usage Guidelines for Marketing Materials and Web sites
These Guidelines set forth standards and requirements for the use of IBM Logo on Marketing Materials and Web sites bearing the IBM Logo and the logo, trademark, or trade name of another company.
Compliance with these Guidelines is required. In the event of a conflict between the terms and conditions of the Logo License Agreement and this Attachment A, this Attachment shall prevail.
Guidelines as to the Nature and Content of the Marketing Materials and Web sites
1. Use of the IBM Logo may occur only on Marketing Materials and Web sites which clearly and explicitly communicate:
(a) the scope and nature of the relationship between the parties;
(b) the responsibilities of each of the parties.
The IBM Logo may not be used in such a way as to attribute to IBM a product or service not actually originating from IBM.
2. Marketing Materials or Web sites may not contain any statements, imagery or other material which is illegal or which may, in the sole judgment of IBM, be in bad taste or inconsistent with IBM’s public image, or tend to bring disparagement, ridicule or scorn upon IBM.
Correct Usage of the IBM Logo within Marketing Materials and the Correct Usage of the IBM Logo on the Web site.
1. The IBM Logo may not be placed or applied in a manner which may cause confusion as to the source or origin of the offering or communication.
2. The IBM Logo must always remain distinct and separate. The IBM Logo may not be combined with any other trademark or logo owned by another company nor may it be combined with any text, graphics, imagery or product identifiers. The IBM Logo may not be contained within the text of a sentence.
3. In a sponsorship, when used in proximity to one or more company identifiers, the IBM Logo should be placed and sized to match the visual weight and emphasis of all the other sponsors logos.
4. The use of the IBM Logo must clearly communicate the context or relationship IBM has with the company, event or offering. This may be done by the addition of “relationship text” in the headline, body copy and/or in association with the logo signatures of a communication.

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5. The following trademark attribution statement shall be applied on the page on which the IBM Logo is being used or in the legal attribution segment of the Marketing Materials:
The IBM Logo is a registered trademark of IBM in the United States and other countries and is used under license. IBM responsibility is limited to IBM products and services and is governed solely by the agreements under which such products and services are provided.
Correct Appearance of the IBM Logo
1. Do not create your own version of the IBM Logo.
2. Do not change the size, color or proportion of the artwork provided by IBM.
3. Always allow a “safe space” around the logotype that is equal to or greater than the height of the IBM Logo in use.
4. Do not place the IBM Logo on active backgrounds that may reduce legibility.
5. Always use the approved IBM Blue:
Color Specifications
Pantone equivalent: PMS 2718C
Process equivalent: Cyan 91%, Magenta 43%, Yellow 0%, Black 0%
Broadcast equivalent: Red 22%, Green 42%, Blue 70%
Hex Value: 3366FF

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